For Immediate Release

MERCER PURCHASES AND CANCELS $15.245 MILLION OF ITS CONVERTIBLE NOTES

NEW YORK, NY, December 5, 2006 -- Mercer International Inc. (Nasdaq: MERC, TSX: MRI.U) (the "Company") is pleased to announce that it has purchased and cancelled an aggregate of $15,245,000 principal amount of the Company's senior subordinated convertible notes in exchange for 2,201,035 shares of the Company's common stock.

Mercer International Inc. is a global pulp manufacturing company. To obtain further information on the company, please visit its web site at http://www.mercerint.com.

The preceding includes forward looking statements which involve known and unknown risks and uncertainties which may cause the Company's actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market conditions, competition and other risk factors listed from time to time in the company's SEC reports.

APPROVED BY: Jimmy S.H. Lee Chairman & President (604) 684-1099 David M. Gandossi Executive Vice-President & Chief Financial Officer (604) 684-1099	Financial Dynamics Investors: Eric Boyriven, Alexandra Tramont Media: Scot Hoffman (212) 850-5600